UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 11, 2014

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	45-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01	Entry into a Material Agreement.

On July 11, 2014, the registrant entered into a letter agreement with certain investors who are parties to the registrant’s Securities Purchase Agreement dated as of April 15, 2014 (the “SPA”). The letter agreement amends certain terms of the SPA and the registrant’s senior secured promissory notes issued thereunder (the “Notes”).

The letter agreement amends the SPA as follows:

•	The period of time during which the registrant may sell and issue up to $2 million of its equity securities without the consent of the investors is increased from 45 days commencing April 16, 2014, to 120 days.

The letter agreement amends the Notes as follows:

•	The date of the registrant’s first installment payment under the Notes is changed from July 16, 2014, to August 15, 2014;

•	The date of the registrant’s final installment under the Notes, as well as the maturity date of the Notes, is changed from October 16, 2015, to November 16, 2015;

•	The required closing price of the registrant’s common stock in order to satisfy certain equity conditions is changed from $0.50 to $0.35; and

•	The percentage used to determine the Market Price (as defined in the Notes) of the registrant’s common stock, is changed from 85% to 82%.

Except for the foregoing amendments, the remaining terms of the SPA and the Notes remain unchanged. The investors who are signatories to the letter agreement collectively constitute the Required Holders (as defined in the SPA and the Notes) necessary to effectuate the foregoing amendments.

The foregoing description of letter agreement is qualified in its entirety by the form thereof attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.1	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
99.1	Form of letter agreement dated July 10, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date:	July 11, 2014	(Registrant)

		By:	/s/ Alain J. Castro
Alain J. Castro
Chief Executive Officer

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